Exhibit 99.1

SMTC Corporation www.smtc.com investorrelations@smtc.com	NEWS RELEASE Nasdaq: SMTX Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

Friday, May 21, 2004

SMTC Announces Shareholder Approval of Recapitalization

Transactions at Annual General Meeting

TORONTO – May 21, 2004 — SMTC Corporation announced that at its annual meeting of stockholders held yesterday, it received shareholder approval for the previously announced recapitalization transactions including:

•	A fully underwritten, committed private placement of 33,750,000 Special Warrants to qualified investors priced at CD$1.20;

•	A new, 3-year US$40 million revolving credit facility, subject to certain borrowing base conditions, with Congress Financial Corporation (Canada); and

•	A transaction with SMTC’s current lenders for which a binding term sheet has been signed under which the Company will satisfy its debt by:

a)	Repaying US$40 million of debt at par.

b)	Exchanging US$10 million of debt for US$10 million of SMTC common stock and warrants valued on the same terms as the private placement.

c)	Converting up to a limit of US$27.5 million, into second lien subordinated debt with maturity ranging from 4 to 5 years.

The effects of the recapitalization will be to lower the Company’s overall indebtedness by approximately US$37 million, extend the term of the majority of the remaining indebtedness and provide additional liquidity. After closing of the recapitalization transactions, the level of total indebtedness is expected to be approximately $40 million.

We expect the closing to occur by the end of May upon the completion of the documentation with the Company’s current and future lenders.

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Shareholders also approved proposals to increase the number of authorized shares of common stock of the Company from 60 million to 130 million, to increase the size of the pool under the Company’s equity incentive plan and to authorize the Board of Directors to effect a reverse stock split at its discretion at any time on or before December 31, 2004, and reelected Mr. John Caldwell and Mr. Blair Hendrix as directors for three year terms.

“We are delighted that we have received shareholder approval, which is a critical step in completing our recapitalization,” stated John Caldwell, President and Chief Executive Officer. “We believe that once the recapitalization is complete, SMTC will have funding to support the growth of our customers, allow us to aggressively pursue new business and provide additional financial flexibility.”

About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services to the technology industry. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin, Boston, Massachusetts, San Jose, California, Toronto, Canada, and Chihuahua, Mexico. SMTC offers technology companies and electronics OEMs a full range of value-added services including product design, procurement, prototyping, printed circuit assembly, advanced cable and harness interconnect, high precision enclosures, system integration and test, comprehensive supply chain management, packaging, global distribution and after-sales support. SMTC supports the needs of a growing, diversified OEM customer base primarily within the industrial networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the

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United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Linda Millage

Interim Chief Financial Officer

(905) 479-1810

lindam@smtc.com